Exhibit 10.4

FORBEARANCE AGREEMENT AND EIGHTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

                THIS FORBEARANCE AGREEMENT AND EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 20, 2022, is entered into by and among IMEDIA BRANDS, INC., a Minnesota corporation (“iMedia” or “Borrowing Agent”), VALUEVISION INTERACTIVE, INC., a Minnesota corporation (“Value Interactive”), VALUEVISION RETAIL, INC., a Delaware corporation (“Value Retail”), PW ACQUISITION COMPANY, LLC, a Minnesota limited liability company (“PW Acquisition”), FL ACQUISITION COMPANY, a Minnesota corporation (“FL Acquisition”), VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation (“Value Media”), JWH ACQUISITION COMPANY, a Minnesota corporation (“JWH Acquisition”), NORWELL TELEVISION, LLC, a Delaware limited liability company (“Norwell”), 867 GRAND AVENUE LLC, a Minnesota limited liability company (“867 Grand Avenue”), PORTAL ACQUISITION COMPANY, a Minnesota corporation (“Portal” and together with iMedia, Value Interactive, Value Retail, PW Acquisition, FL Acquisition, Value Media, JWH Acquisition, Norwell, 867 Grand Avenue and any other Person who from time to time becomes a Borrower under the Loan Agreement, collectively, the “Borrowers”), VVI FULFILLMENT CENTER, INC., a Minnesota corporation (“VVI Fulfillment”), EP PROPERTIES, LLC, a Minnesota limited liability company (“EP Properties”), IMEDIA&123TV HOLDING GMBH (“iMedia&123tv Holding” and together with VVI Fulfillment, and EP Properties, collectively, the “Guarantors”), SIENA LENDING GROUP LLC, as a lender (“Siena” and together with any other financial institutions who become part to the Loan Agreement referred to below from time to time, each a “Lender” and collectively, the “Lenders”) and SIENA LENDING GROUP LLC, as administrative and collateral agent for the Lenders (in such capacity, the “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A.           Agent, Lenders and Borrowers have previously entered into that certain Loan and Security Agreement dated as of July 30, 2021 (as amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which Lenders have made certain loans and financial accommodations available to Borrowers.

B.            Certain Events of Default have occurred and are continuing under (1) Section 7.1(b) of the Loan Agreement as a result of Borrowers’ failure to repay the Overadvance in an amount equal to $4,355,629.68 that was outstanding as of December 10, 2022 (such amount, the “Overadvance Amount”), as required by Section 1.7(a) of the Loan Agreement, (2) Section 7.1(c)(1) of the Loan Agreement as a result of Borrowers’ failure to maintain a Senior Net Leverage Ratio of not greater than 4.10: 1.00 for the Testing Date on October, 29, 2022 as required by Section 5.26 of the Loan Agreement, (3) Section 7.1(c)(1) of the Loan Agreement as a result of Borrowers’ failure to maintain Minimum Liquidity at the requisite amount from time to time prior to the date of this Amendment, as required by Section 5.26 of the Loan Agreement, (4) Section 7.1(c)(1) of the Loan Agreement as a result of Borrowers’ disposition of Collateral pursuant to the C&B Master Agreement (as defined herein) in violation of Section 5.25(d) of the Loan Agreement, (5) Section 7.1(c)(2) of the Loan Agreement as a result of Borrowers’ failure to deliver to Agent the irrevocable standing transfer instructions or similar documents required by Section 5 of that certain Sixth Amendment and Consent to Loan and Security Agreement and Amendment to Fee Letter dated as of May 27, 2022 among Agent, Lenders and Loan Parties, and (6) any Event of Default arising under Section 7.1(c) as a result of the divestiture of the Equity Interests of TCO, LLC owned by iMedia on or about June 30, 2022 without a prior written consent from Agent and applicable Lenders, as more specifically described in the 10-Q of iMedia for the period ended July 30, 2022 filed with the SEC on September 13, 2022 (the foregoing Events of Default, collectively, the “Specified Defaults”).

C.            Borrowers have requested that the Agent and Lenders (i) forbear for a period of time from exercising their respective rights and remedies with respect to the Specified Defaults and (ii) amend the Loan Agreement as hereafter provided, and Agent and Lenders have agreed to such forbearance and amendment subject to the terms and conditions set forth in this Agreement.

D.            Borrowers and Guarantors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                1.                              Acknowledgments by Loan Parties. Each Loan Party acknowledges and agrees as follows:

(a)            Acknowledgment of Debt. As of the close of business on December 12, 2022, each Loan Party is indebted, jointly and severally, to Lenders and Agent, without defense, deduction, setoff, claim or counterclaim, of any nature, under the Loan Agreement and the other Loan Documents in the aggregate principal amount of $61,224,336.14, plus accrued and continually accruing interest and all fees, costs and expenses.

(b)            Acknowledgment of Specified Defaults. That on and as of the date hereof: (i) the Specified Defaults exist and continue to exist under the Loan Agreement and other Loan Documents; (ii) neither the Agent nor any Lender has waived in any respect any or all of such Specified Defaults or their rights and remedies with respect thereto; and (iii) as a result of the Specified Defaults, except as expressly provided in this Agreement, Agent and Lenders are permitted to immediately exercise all rights and remedies available under the Loan Documents, applicable law and/or otherwise.

(c)            Acknowledgment that Liabilities Continue in Full Force and Effect. That the Loans and all other liabilities and obligations of the Borrowers under the Loan Documents shall, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein.

(d)            Acknowledgment of Perfection of Security Interest. As of the date hereof, the security interests and Liens granted to the Agent, for its benefit and the benefit of the Lenders, under the Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Loan Documents.

2.             Forbearance by Agent and Lenders.

(a)            Forbearance Period. At the request of the Borrowers, the Agent and Lenders agree to forbear from accelerating the Obligations and from commencing and/or prosecuting the exercise of any rights and remedies, whether at law, in equity, by agreement or otherwise, available to the Agent and Lenders as a result of the Specified Defaults (including, without limitation, the right to refuse to fund any requested Loan solely as a result of the Specified Defaults), from the date hereof until the earliest to occur of the following times: (i) January 31, 2023; (ii) the time at which (x) any representation or warranty made by a Loan Party under this Agreement shall prove to have been materially incorrect (without duplication of any materiality qualifiers therein) when made or deemed made or (y) any Loan Party fails to comply in any respect with its covenants set forth in this Agreement; or (iii) the occurrence of any Event of Default (other than the Specified Defaults) under any of the Loan Documents (the period beginning on the date hereof and terminating on the earliest of such dates being hereinafter referred to as the "Forbearance Period"). Notwithstanding the foregoing, Loan Parties acknowledge and agree that (A) prior to the date hereof, in accordance with Section 4.1 of the Loan Agreement Agent has delivered a notice to PNC Bank, National Association (“PNC”) instructing PNC to remit to Agent all amounts from time to time received in account ending 5863 maintained at PNC (the “Collection Account”), and (B) on and after the date hereof, and for so long as a Springing DACA Event is continuing, Agent shall continue to receive Collections from the Collection Account and apply such Collections to the Obligations in accordance with the Loan Agreement.

(b)            Termination of Forbearance Period. Upon the termination of the Forbearance Period, all forbearances, deferrals and indulgences granted by the Agent and Lenders in Section 2(a) above shall automatically terminate, and the Agent and Lenders shall thereupon have, and shall be entitled to exercise, any and all rights and remedies which the Agent and/or Lenders may have upon the occurrence of an Event of Default, including, without limitation, the Specified Defaults.

(c)            Preservation of Rights. By entering into this Agreement and agreeing to temporarily forbear from the exercise of rights and remedies under the terms of this Agreement, Agent and Lenders do not waive the Specified Defaults or any other Event of Default that may be outstanding on the date hereof or any Event of Default that may occur after the date hereof (whether the same as, or similar to, the Specified Defaults or otherwise). The Specified Defaults and any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same as, or similar to, the Specified Defaults or otherwise) are hereby preserved. The granting of the forbearance hereunder shall not be deemed a waiver of any options, rights and remedies of Agent and/or Lenders and shall not constitute a course of conduct or dealing on behalf of Agent or Lenders. Subject to the terms of this Agreement, Agent and Lenders specifically reserve all options, rights and remedies available to it and them under the Loan Agreement, the other Loan Documents, applicable law or otherwise. Each Loan Party acknowledges and agrees that upon the occurrence and during the continuance of any Default or Event of Default (other than the Specified Defaults), (i) neither Agent nor any Lender is obligated or required to make any Loans or any other extension of credit to Borrowers under the Loan Agreement or the other Loan Documents and (ii) any Loans or other extensions of credit made by Agent or any Lender to Borrowers during the continuance of a Default or an Event of Default (other than the Specified Defaults) shall be made at the sole discretion of Agent or such Lender and shall not obligate Agent or any Lender to make any additional Loans or make any other extension of credit to Borrowers.

3.            Covenants. In consideration of the agreements set forth herein, Borrowers hereby covenant and agree as follows:

(a)            Borrower shall not permit the outstanding Overadvance to exceed the Overadvance Amount at any time.

(b)            In addition to the requirements set forth in the foregoing clause (a), Borrowers shall reduce the outstanding Overadvance as follows: (i) on December 23, 2022, the Overadvance shall be reduced to $3,266,722.26 and the Overadvance shall not exceed such amount at any time thereafter; (ii) on December 30, 2022, the Overadvance shall be reduced to $2,177,814.84 and the Overadvance shall not exceed such amount at any time thereafter; (iii) on January 6, 2023, the Overadvance shall be reduced to $1,088,907.42 and the Overadvance shall not exceed such amount at any time thereafter; and (iv) on January 13, 2023, the Overadvance shall be reduced to $0 and no Overadvance shall exist at any time thereafter. Neither the existence of, nor the failure to repay, at any time any Overadvance equal to or less than the amount permitted by Section 3(a) and (b) at such time, shall constitute a new Default or Event of Default under the Loan Agreement. The existence of any Overadvance at any time that exceeds the amount permitted by Section 3(a) and (b) at such time shall constitute an immediate Event of Default.

(c)            On December 23, 2022, Borrowers shall remit to Agent all funds in excess of $2,000,000 on deposit in the iMedia operating account ending 5855 maintained at PNC Bank, National Association, and such funds shall be immediately applied to reduce the outstanding principal balance of the Revolving Loans.

(d)            As soon as reasonably practicable, but in any event on or before the earlier of February 15, 2023 or the date that is 15 days following the closing of the Pontus Sale Leaseback, Borrowers shall deliver to Agent:

(i) a customary German law guaranty and pledge agreement and appropriate stock certificates and stock transfer powers, granting Agent and Lenders, as security for the Obligations, a Lien in all of the Equity Interests issued by iMedia&123tv Holding GmbH and each of its direct and indirect Subsidiaries, including without limitation, 1-2-3.TV GmbH,

(ii) a customary opinion of Borrowers’ German counsel with respect to the deliverables described in the foregoing clause (i) and the following clause (iii), and

(iii) such other customary agreements, documents and deliverables reasonably requested by Agent, in consultation with Agent’s German counsel, in connection with the foregoing clauses (i) and (ii), in each case under this clause (d), in form and substance reasonably satisfactory to Agent.

(e)            Immediately upon the closing of any Mortgaged Real Estate Disposition, Borrowers shall deliver to Agent landlord waivers with respect to any real property disposed of by such Mortgaged Real Estate Disposition, to the extent a Loan Party continues to occupy such real property (whether as lessee, licensee or otherwise), in form and substance satisfactory to Agent.

(f)            Borrowers shall cause the Pontus LOI to remain in full force and effect at all times prior to the closing of the Pontus Sale Leaseback.

(g)            Borrowers shall not permit the Exclusivity Period (as defined in the Pontus LOI) to expire prior to the closing of the Pontus Sale Leaseback.

(h)            On or before December 22, 2022, Borrowers shall deliver to Agent a fully executed copy of the purchase agreement with respect to the Pontus Sale Leaseback, the terms of which shall be consistent in all material respects with the Pontus LOI (the “Pontus Purchase Agreement”).

(i)            On or before February 14, 2022, Borrowers shall close the Pontus Sale Leaseback in accordance with the terms set forth in the Pontus Purchase Agreement.

Notwithstanding anything to the contrary in any Loan Document (including, without limitation, Section 7.1 of the Loan Agreement) the Borrowers’ failure to comply in all respects with any covenant in this Section 3 shall constitute an immediate Event of Default.

                 4.           Amendments to Loan Agreement. Effective as of the Eighth Amendment Effective Date:

(a)           Section 1.8 of the Loan Agreement is hereby amended by adding a new subsection (c) thereto as follows:

(c) Mandatory Prepayment re Mortgaged Real Estate Disposition. Borrowers shall be required to apply 100% of the proceeds (net of documented reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates of any Loan Party) received by any Loan Party with respect to any Mortgaged Real Estate Disposition (the “Real Estate Proceeds”) to:

first, repay the Term Debt Permitted Indebtedness on the closing date of such Mortgaged Real Estate Disposition (and on any date thereafter on which proceeds pertaining thereto are received by any Loan Party) until the Term Loan Indebtedness is Paid in Full (as defined in the Intercreditor Agreement), and second, to the extent any Real Estate Proceeds remain after the Term Debt Permitted Indebtedness is Paid in Full (as defined in the Intercreditor Agreement), to repay the Revolving Loans, in each case without any demand or notice from Agent or any other Person, all of which is hereby expressly waived by Borrowers.

(b)            Section 4.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

4.8 Appraisals. Each Loan Party will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate. Such appraisals and valuations shall be at Borrowers’ expense; provided, that, Borrowers shall only be required to reimburse Agent for (i) up to two (2) appraisals and valuations in any 12 consecutive month period plus any additional appraisals and valuations that are conducted during the existence of an Event of Default, (ii) in addition to any appraisals and valuations under the foregoing clause (i), an appraisal of any real property owned by a Loan Party that remains subject to the Mortgages, which appraisal under this clause (ii) shall commence on or before the earlier of (x) January 15, 2023 or (y) the last day of the calendar month in which the Mortgaged Real Estate Disposition closes. Agent shall promptly upon receipt of any appraisal or valuation provide a copy of same to Borrowers for review and Borrowers shall have a period of five (5) Business Days to review and raise questions or concerns with Agent and any applicable appraiser, provided that (i) during such five (5) Business Day period and any time thereafter, Agent shall be permitted to make any adjustments to the Borrowing Base (and any items included in the Borrowing Base) that are otherwise permitted by this Agreement, (ii) Agent shall have no obligation to deliver any such appraisal or valuation to Borrowers if such disclosure is prohibited by the appraiser that prepared such appraisal or valuation (it being agreed that Agent shall use commercially reasonable efforts to obtain such appraiser’s consent to such disclosure), and (iii) Borrowers shall deliver executed non-reliance letters as may be reasonably requested by Agent or any such appraiser as a condition to receipt of copies of such appraisals.

(c)            Section 5.25 of the Loan Agreement is hereby amended by adding a new subsection (u) thereto as follows:

(u) (i) terminate, or fail to keep in full force and effect, the Huron Consultant Agreement at any time prior to April 30, 2023 or (ii) change the engagement scope of the Huron Consultant Agreement without Agent’s prior written consent.

(d)           Section 3 of Schedule A of the Loan Agreement is amended and restated as follows:

3. Interest Rate for Revolving Loans:                                  5.86448%    per  annum    in excess of Term SOFR

Or if the Base Rate is then in effect pursuant to Section 2.6, 3.0% per annum in excess of the Base Rate.

(e)            Schedule B of the Loan Agreement is amended to add the following new definitions in the appropriate alphabetical order as follows:

“C&B Consignment Agreement” means that certain Amended and Restated Consignment Agreement dated as of November 23, 2022 between C&B Newco, LLC and iMedia.

“C&B Master Agreement” means that certain Master Agreement dated November 23, 2022 among C&B Newco, LLC, C&B Ipco, LLC and IMedia.

“Eighth Amendment Effective Date” shall mean December 20, 2022.

“Huron Consultant Agreement” means that certain letter agreement dated November 23, 2022 between Huron Consulting Services LLC and iMedia.

“Mortgaged Real Estate Disposition” means any sale, lease, license, exchange, transfer or other disposition (including the Pontus Sale Leaseback and any other sale-leaseback) of any real property that is subject to the Mortgages.

“Pontus LOI” means that certain letter agreement regarding Sale- Leaseback of iMedia Brands Facilities dated November 8, 2022, between iMedia and Pontus Net Lease Advisors, LLC.

“Pontus Sale Leaseback” means the sale and leaseback transaction described in the Pontus LOI with respect to the real property located at 4811 Nashville Rd., Bowling Green, KY, 4813 Nashville Rd., Bowling Green, KY and 6740 Shady Oak Lane, Eden Prairie, MN.

(f)            Schedule D of the Loan Agreement is amended by adding three new boxes at the end thereof as set forth on Exhibit A annexed hereto.

(g)            Schedule E of the Loan Agreement is amended and restated in its entirety as set forth on Exhibit B annexed hereto.

5.	Release; Covenant Not to Sue.

(a)            Each Loan Party hereby absolutely and unconditionally releases and forever discharges Agent and each Lender, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified.

(b)            Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)            Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

6.            Forbearance Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to jointly and severally pay to Agent for the ratable benefit of the Lenders, fees as follows (collectively the “Forbearance Fee”): (a) a fee in the amount of $200,000, which fee is non-refundable when paid and is fully-earned as of the date of this Amendment and due and payable on the earlier of (i) January 4, 2023 and (ii) the Maturity Date; and (b) a fee in the amount of $600,000, which fee is non-refundable when paid and is fully-earned as of the date of this Amendment and is due and payable on the earlier of (i) the date on which all Obligations (other than contingent indemnification obligations) have otherwise been paid in full and (ii) the Maturity Date. Borrowers hereby authorize Agent to charge Borrowers’ Loan Account in full payment of the applicable portion of the Forbearance Fee on the due date therefor in accordance with this Section 6.

7.             Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Agent, of the following conditions (the “Eighth Amendment Effective Date”):

(a)            Amendment. Agent shall have received this Amendment fully executed by the other parties hereto;

(b)            Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must true and correct in all material respects (without duplication of materiality qualifiers therein) as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date), other than those representations and warranties which are incorrect solely as a result of the existence of the Specified Defaults; and

(c)            Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by Agent in its Permitted Discretion.

8.             Representations and Warranties.      Each Loan Party represents and warrants as follows:

(a)            Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)            Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.

(c)            Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof, other than those representations and warranties which are incorrect solely as a result of the existence of the Specified Defaults.

(d)            Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e)            No Default. Other than the Specified Defaults, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(f)            No Duress. This Amendment has been entered into without force or duress, of the free will of each Loan Party. Each Loan Party’s decision to enter into this Amendment is a fully informed decision and such Loan Party is aware of all legal and other ramifications of such decision.

(g)            Counsel. Each Loan Party has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

9.            Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT AND ALL SUCH RELATED LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

10.            Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by e-mail, Docusign, facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

11.	Reference to and Effect on the other Loan Documents.

(a)            Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)            Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers and Guarantors to Agent and Lenders.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)            To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

12.            Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

13.            Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14.            Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

15.            Waivers. Each Loan Party waives and renounces all rights that are waivable under Article 9 of the Uniform Commercial Code as such rights relate to such Loan Party’s relationship with Agent and Lenders, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral (U.C.C. §§9- 610, 9-615 and 9-620), any right of redemption under U.C.C. §9-623, and any right to notice relating to disposition of collateral under U.C.C. §9-611.

16.            Guarantors’ Acknowledgment. With respect to the amendments to the Loan Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by this Amendment. Although Lender has informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

IMEDIA BRANDS, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

VALUEVISION RETAIL, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

FL ACQUISITION COMPANY

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

PW ACQUISITION COMPANY, LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

VALUEVISION MEDIA ACQUISITIONS, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

[Signature Page to Eighth Amendment to Loan and Security Agreement]

JWH ACQUISITION COMPANY

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

NORWELL TELEVISION, LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

867 GRAND AVENUE LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

VALUEVISION INTERACTIVE, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

PORTAL ACQUISITION COMPANY

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

GUARANTORS:

VVI FULFILLMENT CENTER, INC.

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

[Signature Page to Eighth Amendment to Loan and Security Agreement]

EP PROPERTIES, LLC

By:	/s/ Timothy Peterman
Name: Timothy Peterman
Its: CEO

IMEDIA&123TV HOLDING GMBH

By:	/s/ Timothy Peterman
	Name:	Timothy Peterman
	Its:	Managing Director

[Signature Page to Eighth Amendment to Loan and Security Agreement]

SIENA LENDING GROUP LLC, as Agent

By:	/s/ Renee Singer
Name:	Renee Singer
Title:	Authorized Signatory

By:	/s/ Steven Sanicola
Name:	Steven Sanicola
Title:	Authorized Signatory

SIENA LENDING GROUP LLC, as a Lender

By:	/s/ Renee Singer
Name:	Renee Singer
Title:	Authorized Signatory

By:	/s/ Steven Sanicola
Name:	Steven Sanicola
Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Loan and Security Agreement]

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Senior Managing Director

CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS, as a Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Senior Managing Director

NORTH MILL CAPITAL LLC D/B/A SLR BUSINESS CREDIT, as a Lender

By:
Name:
Title:

[Signature Page to Eighth Amendment to Loan and Security Agreement]

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:
Name:
Title:

CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS, as a Lender

By:
Name:
Title:

NORTH MILL CAPITAL LLC D/B/A SLR BUSINESS CREDIT, as a Lender

By:	/s/ ILLEGIBLE
Name:	ILLEGIBLE
Title:

[Signature Page to Eighth Amendment to Loan and Security Agreement]

Exhibit A

Weekly (due on Wednesday of each week)

•     commencing on the first Wednesday following the Eighth Amendment Effective Date, a rolling thirteen week cash flow forecast, in form and substance satisfactory to Agent, for the period commencing on the Sunday of the then current week and through the following thirteen week period, each to be (i) reviewed and approved by Huron Consulting Services LLC, and (ii) accompanied by a certificate signed by an Authorized Officer of Borrowing Agent to the effect that such forecast has been prepared on the basis of sound financial planning practices consistent with past budgets and financial statements, that such officer has no reason to question the reasonableness of any material assumptions on which such forecasts were prepared and the forecast has been thoroughly reviewed by the Borrowers, their management and their advisors, and

•     commencing on the second Wednesday following the Eighth Amendment Effective Date, a report that sets forth, for the immediately preceding week, a comparison of the actual results for such week to the projected results for such week, together with a reasonably detailed narrative explanation of any material variances, in form and substance satisfactory to Agent.

Weekly (due on Wednesday of each week)	• copies of all reports delivered by any Borrower to C&B Newco, LLC pursuant to Section 6 of the C&B Consignment Agreement (as in effect on November 23, 2022)
Promptly upon request	• any information regarding the C&B Consignment Agreement and the transactions effectuated thereby that Agent may reasonably request from time to time

Exhibit B

Schedule E

Financial Covenants

(a)            Minimum Liquidity. After January 13, 2023, Borrowers shall not permit Minimum Liquidity to be less than $10,000,000 at any time. Notwithstanding anything to the contrary in Section 7.1 of the Loan Agreement, (i) during the Forbearance Period, the failure to comply with the first sentence of this clause (a) shall not constitute an Event of Default unless such failure continues for a period of three consecutive Business Days, and (ii) at all other times, the failure to comply with the first sentence of this clause (a) shall constitute an immediate Event of Default.

(b)            Maximum Senior Net Leverage Ratio. Loan Parties shall maintain a Senior Net Leverage Ratio of not greater than the applicable ratio set forth in the table immediately below, and corresponding to the applicable time period, which shall be tested as of the last day of each fiscal quarter (the “Testing Date”) of Loan Parties:

Trailing Twelve Month Period	Senior Net Leverage Ratio
Period ending on Testing Date April 30, 2022	3.50:1.00
Period ending on Testing Date July 30, 2022	3.90:1.00
Period ending on Testing Date October 29, 2022	4.10:1.00
Period ending on Testing Date January 28, 2023	3.25:1.00
Period ending on Testing Date April 29, 2023	2.80:1.00
Period ending on Testing Date July 30, 2023	2.65:1.00
Period ending on Testing Date October 29, 2023 and thereafter	2.50:1.00